UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2015

Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(IRS Employer Identification No.)

200 W. Madison Street, Suite 3100, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 235-6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The Company has appointed David R. Gustafson, its Executive Vice President of Product and Customer Operations as its Executive Vice President and Chief Operating Officer, effective August 12, 2015.

(e) Mr. Gustafson is a party to an Executive Employment Agreement, effective as of May 23, 2012, and filed as Exhibit 10.22 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, a First Amendment to Executive Employment Agreement, dated July 1, 2013 and filed on July 3, 2013 as Exhibit 10.1 to Mattersight Corporation’s Current Report on Form 8-K, and a Second Amendment to Executive Employment Agreement, dated August 8, 2013 and filed on August 13, 2013 as Exhibit 10.1 to Mattersight Corporation’s Current Report on Form 8-K. His biographical information and compensation are described in the Company’s Proxy Statement for 2015 filed on April 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: August 17, 2015	By:	/s/ SHEAU-MING K. ROSS
Sheau-ming K. Ross
Vice President and Chief Financial Officer